Exhibit (e)(4)


                UNDERWRITING AND DISTRIBUTION SERVICES AGREEMENT

AGREEMENT made this 13th day of November, 2000 between SCUDDER SECURITIES TRUST, a Massachusetts business trust (the "Fund"), on behalf of Scudder Development Fund, Scudder Health Care Fund and Scudder Technology Fund, each a series of the Fund (each a "Series"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation ("KDI").

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby appoints KDI to act as principal underwriting of shares of beneficial interest (hereinafter called "shares") of the Class A shares, Class B shares, Class C shares, and Class I shares, as applicable, of the Series in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Series in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which KDI shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Series; or (c) issue shares in connection with the merger or consolidation of any other investment company with the Series or the Series' acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company. KDI shall appoint various financial service firms ("Firms") to provide distribution services to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. KDI may also provide some of the above services for the Series.

KDI accepts such appointment as distributor and principal underwriter and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. KDI shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. KDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of KDI to the Fund under this Agreement are not to be deemed exclusive, and KDI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

In carrying out its duties and responsibilities hereunder, KDI will, pursuant to separate written contracts, appoint various Firms to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by KDI and not the Fund.

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KDI shall use its best efforts with reasonable promptness to sell such part of the authorized shares of the Series remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended ("Securities Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Declaration of Trust of the Fund, provided, however, that KDI may in its discretion refuse to accept orders for shares from any particular applicant.

2. KDI shall sell shares of the Series to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the Fund's currently effective registration statement, including the prospectus and statement of additional information and any supplements or amendments thereto ("Registration Statement"), as KDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund. In addition to sales made by it as agent of the Fund, KDI may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have selling group agreements.

Shares of any class of the Fund offered for sale or sold by KDI shall be so offered or sold at a price per share determined in accordance with the then current prospectus. The price the Fund shall receive, on behalf of the Series, for all Fund shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such shares. Any excess of the sales price over the net asset value of the shares of the Fund sold by KDI as agent shall be retained by KDI as a commission for its services hereunder. KDI may compensate Firms for sales of shares at the commission levels provided in the Fund's prospectus from time to time. KDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as KDI shall determine from time to time. KDI shall be entitled to receive and retain any applicable contingent deferred sales charge as described in the Fund's prospectus. KDI shall also receive any distribution services fee payable by the Fund as provided in the Fund's Amended and Restated Rule 12b-1 Plan, as amended from time to time (the "Plan").

KDI will require each Firm to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price or net asset value, as applicable, of the Series' shares, and neither KDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

3. The Fund will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as KDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Fund shares whenever, in its sole discretion, it deems such action to be desirable.

4. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of Series shares for sale (including the qualification of the Fund or the Fund as a dealer where necessary or advisable) in such states as KDI may reasonably request (it being understood that the Fund shall not be required without its


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

consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to KDI from time to time such information with respect to the Series and its shares as KDI may reasonably request for use in connection with the sale of shares of the Series.

5. KDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this agreement as may be required. At or prior to the time of issuance of shares, KDI will pay or cause to be paid to the Fund the amount due the Fund, on behalf of the Series, for the sale of such Fund shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as KDI may specify.

6. KDI shall order shares of the Series from the Fund only to the extent that it shall have received purchase orders therefore. KDI will not make, or authorize Firms or others to make (a) any short sales of shares of the Fund; or (b) any sales of such shares to any Trustee or officer of the Fund or to any officer or director of KDI or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any corporation or association, unless such sales are made in accordance with the then current prospectus relating to the sale of such shares. KDI, as agent of and for the account of the Fund, may repurchase the shares of the Series at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund. In selling or reacquiring shares of the Series for the account of the Series, KDI will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund and its Trustees from any damage or expense on account of any wrongful act or failure to act by KDI or any employee, representative or agent of KDI. KDI will observe and be bound by all the provisions of the Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the 1940 Act, notice of which shall have been given to KDI) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of KDI hereunder.

KDI agrees to indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by KDI or any of KDI's employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by KDI, or
(iii) may be incurred or arise by reason of KDI's acting as the Fund's agent instead of purchasing and reselling shares as principal in distributing the shares to the public, provided, however, that in no case (i) is KDI's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his


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duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is KDI to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified KDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify KDI of any such claim shall not relieve KDI from any liability which KDI may have to the Fund or any person against whom such action is brought otherwise than on account of KDI's indemnity agreement contained in this paragraph. KDI shall be entitled to participate, at KDI's own expense, in the defense, or, if KDI so elects, to assume the defense of any suit brought to enforce any such liability, but if KDI elects to assume the defense, such defense shall be conducted by counsel chosen by KDI and satisfactory to the Fund, to its officers and Board members, or to any controlling person or persons, defendant or defendants in the suit. In the event that KDI elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case KDI does not elect to assume the defense of any such suit, KDI will reimburse the Fund, such officers and Board members or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. KDI agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares. The Fund shall not, without the prior written consent of KDI, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Fund is or could have been a party and indemnity has or could have been sought hereunder by the Fund, unless such settlement includes an unconditional release of KDI from all liability on claims that are the subject matter of such action, suit or proceeding.

The Fund agrees to indemnify and hold harmless KDI and each of KDI's directors and officers and each person, if any, who controls KDI within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which KDI or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to KDI by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against KDI or any such director, officer or controlling person unless KDI or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first


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

legal process giving information of the nature of the claim shall have been served upon KDI or upon such director, officer or controlling person (or after KDI or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to KDI, its directors, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, KDI, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse KDI or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify KDI promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any shares. KDI shall not, without the prior written consent of the Fund, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either KDI is or could have been a party and indemnity has or could have been sought hereunder by KDI, unless such settlement includes an unconditional release of the Fund from all liability on claims that are the subject matter of such action, suit or proceeding.

7. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by KDI under this Agreement or the Plan. The Fund will pay (or will enter into arrangements providing that others will pay) all fees and expenses in connection with the registration of the Fund and its shares under the United States securities laws and the registration and qualification of shares for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions). KDI will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with KDI) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement or prospectus, report or other communication to shareholders in their capacity as such), and (b) expenses of advertising in connection with such offering.

No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and KDI will indemnify and hold harmless the Fund against liability for all such transfer taxes.

The net asset value shall be calculated in accordance with the provisions of the Fund's current prospectus. On each day when net asset value is not calculated, the net asset value of a share of


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

any class of any series of the Fund shall be deemed to be the net asset value of such a share as of the close of business on the last previous day on which such calculation was made.

8. This Agreement shall become effective on the date hereof and shall continue until September 30, 2001; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the 1940 Act.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by KDI on sixty (60) days' written notice to the other party. The indemnity provisions contained herein shall remain operative and in full force and effect regardless of any termination of this Agreement. The Fund, on behalf of the Series, may effect termination with respect to any class of any series of the Fund by a vote of (i) a majority of the Board of Trustees of the Fund, (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement or in any other agreement related to the Plan or this Agreement, or (iii) a majority of the outstanding voting securities of such class. Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon KDI's failure to fulfill any of its obligations hereunder.

This Agreement may not be amended to increase the amount to be paid to KDI by the Fund, on behalf of the Series, for services hereunder with respect to a class of the Fund without the vote of a majority of the outstanding voting securities of such class. All material amendments to this Agreement must in any event be approved by a vote of the Board of Trustees of the Fund including the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement or in any other agreement related to the Plan or this Agreement, cast in person at a meeting called for such purpose.

The terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

KDI shall receive such compensation for its distribution services as set forth in the Plan. Termination of this Agreement shall not affect the right of KDI to receive payments on any unpaid balance of the compensation earned prior to such termination, as set forth in the Plan.

Notwithstanding anything in this Agreement to the contrary, KDI shall be contractually bound hereunder by the terms of any publicly announced waiver of or cap on the compensation received for its distribution services under the Plan or by the terms of any written document provided to the Board of Trustees of the Fund accounting a waiver or cap, as if such waiver or cap were fully set forth herein.

9. KDI will not use or distribute, or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Fund shares any statements other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. KDI will furnish the Fund with copies of all such material.



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10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

11. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

12. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust, and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees or officers of the Fund or the shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by KDI for recovery of any liability of the Fund arising hereunder allocated to a particular series or class, whether in accordance with the express terms hereof or otherwise, KDI shall have recourse solely against the assets of that series or class to satisfy such claim and shall have no recourse against the assets of any other series or class for such purpose.

13. This Agreement shall be construed in accordance with applicable federal law and with the laws of The Commonwealth of Massachusetts.

14. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the Fund and KDI have caused this Agreement to be executed as of the day and year first above written.

                                 SCUDDER SECURITIES TRUST on behalf of
                                 Scudder Development Fund, Scudder Health Care Fund and Scudder Technology Fund

                                 By:
                                        ----------------------------------------
                                        Name: John Millette
                                        Title: Vice President
ATTEST:

-------------------------
Name: Caroline Pearson
Title: Assistant Secretary



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                                   KEMPER DISTRIBUTORS, INC.


                                   By:_________________________
                                          Name: Thomas V. Bruns
                                          Title: President
ATTEST:
-------------------------
Name: Philip J. Collora
Title: Assistant Secretary

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